Exhibit 99.2

PLACEMARK HOLDINGS, INC.
AND SUBSIDIARY

Unaudited Condensed Consolidated Financial Statements

Six Months Ended June 30, 2014 and 2013

PLACEMARK HOLDINGS, INC.
AND SUBSIDIARY

Unaudited Condensed Consolidated Financial Statements

Six Months Ended June 30, 2014 and 2013

Table of Contents

Page(s)

Unaudited Condensed Consolidated Financial Statements:

Balance Sheet	1

Statements of Operations	2

Statement of Stockholders’ Equity	3

Statements of Cash Flows	4

Notes to Unaudited Condensed Consolidated Financial Statements	5–7

PLACEMARK HOLDINGS, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheet

(unaudited)

June 30, 2014

Assets
Current assets:
Cash and cash equivalents	$8,015,607
Accounts receivable	2,441,986
Prepaid expenses and other current assets	739,458
Deferred income taxes	255,400
Total current assets	11,452,451
Equipment and leasehold improvements, net	1,687,802
Deferred income taxes	4,394,600
Deposits	20,336
Total assets	$17,555,189
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of note payable	$21,078
Accounts payable	547,875
Accrued liabilities	1,911,791
Deferred revenue	87,085
Current portion of deferred rent	—
Total current liabilities	2,567,829
Note payable, net of current portion	—
Deferred rent, net of current portion	348,136
348,136
Stockholders’ equity:
Preferred stock, Convertible Series B-2	375,838
Preferred stock, Convertible Series B-1	11,373,954
Preferred stock, Convertible Series A	27,711,760
Common stock	23,877
Treasury stock, at cost	(227,046)
Additional paid-in capital	33,240,457
Accumulated deficit	(57,859,616)
Total stockholders’ equity	14,639,224
Total liabilities and stockholders’ equity	$17,555,189

See accompanying notes to unaudited condensed consolidated financial statements.

PLACEMARK HOLDINGS, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(unaudited)

Six months ended June 30, 2014 and 2013

	2014	2013
Net advisory fee revenue	$11,118,421	8,237,464
Other client fees	156,399	128,333
Total revenue	11,274,820	8,365,797
Operating expenses:
General and administrative expenses	10,604,480	8,310,572
Depreciation and amortization	285,736	113,378
Share-based compensation costs	15,000	15,001
Total operating expenses	10,905,216	8,438,951
Income (loss) from operations	369,604	(73,154)
Other expense	(188)	(451)
Income (loss) before income taxes	369,416	(73,605)
Income taxes	(12,498)	(21,500)
Net income (loss)	$356,918	(95,105)

See accompanying notes to unaudited condensed consolidated financial statements.

PLACEMARK HOLDINGS, INC. AND SUBSIDIARY

Condensed Consolidated Statement of Stockholders’ Equity

(unaudited)

Six months ended June 30, 2014

						Additional
	Preferred stock		Common stock		Treasury	paid-in	Accumulated
	Shares	Amount	Shares	Amount	stock	capital	deficit	Total
Balance at December 31, 2013	66,590,698	$37,751,793	23,809,103	$23,809	(227,046)	34,934,687	(58,216,534)	14,266,709
Issuance of common stock upon exercise of stock options	—	—	67,958	68	—	529	—	597
Share-based compensation expense	—	—	—	—	—	15,000	—	15,000
Accretion of Series A preferred stock to redemption value	—	1,261,417	—	—	—	(1,261,417)	—	—
Accretion of Series B-1 preferred stock to redemption value	—	434,001	—	—	—	(434,001)	—	—
Accretion of Series B-2 preferred stock to redemption value	—	14,341	—	—	—	(14,341)	—	—
Net income	—	—	—	—	—	—	356,918	356,918
Balance at June 30, 2014	66,590,698	$39,461,552	23,877,061	$23,877	(227,046)	33,240,457	57,859,616	14,639,224

See accompanying notes to unaudited condensed consolidated financial statements.

PLACEMARK HOLDINGS, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

(unaudited)

Six months ended June 30, 2014 and 2013

	2014	2013
Cash flows from operating activities:
Net income (loss)	$356,918	(95,105)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	285,735	113,378
Share-based compensation expense	15,000	15,001
Changes in assets and liabilities:
Accounts receivable	(393,847)	273,478
Prepaid expenses and other current assets	144,702	259,328
Deposits	1,390	—
Accounts payable	76,377	(91,702)
Accrued liabilities	22,811	599,336
Deferred rent	177,618	(90,715)
Deferred revenue	84,195	(72,499)
Net cash provided by operating activities	770,899	910,500
Cash flows from investing activities:
Purchases of property and equipment	35,074	(554,894)
Purchases of computer software projects in process	(476,946)	—
Net cash used in investing activities	(441,872)	(554,894)
Cash flows from financing activities:
Payments on note payable	(13,551)	(13,855)
Payments on capital lease	(899)	(895)
Exercise of stock options	597	—
Net cash used in financing activities	(13,853)	(14,750)
Net change in cash and cash equivalents	315,174	340,856
Cash and cash equivalents:
Beginning of year	7,700,433	6,323,583
End of period	$8,015,607	6,664,439

See note 6 for supplemental disclosure of cash flow activity.

See accompanying notes to unaudited condensed consolidated financial statements.

PLACEMARK HOLDINGS, INC.
AND SUBSIDIARY

Notes to Unaudited Condensed Consolidated Financial Statements

Six Months ended June 30, 2014 and 2013

(1)                     Nature of Business

Description of Business

Placemark Holdings, Inc. (PHI), a Delaware corporation, is a holding company for Placemark Investments, Inc. (PI) (together, the Company).

PI is a Registered Investment Advisor and investment management technology firm dedicated to delivering highly customized and tax optimized separate account solutions to financial advisors and their clients.

PI offers overlay portfolio management (OPM) solutions and services in the retail investment industry, providing critical investment management services in its Unified Managed Account (UMA) offering. UMAs are fee-based investment solutions that incorporate multiple investments such as managed accounts, mutual funds, and ETFs into a customized, individual client portfolio. In its role as an OPM, PI makes all trade decisions in client accounts, working with money managers, specified by clients/financial advisors, who contribute proprietary investment models. PI oversees activity across multiple investment products comingled in a single custodial account, coordinating cross investment opportunities to optimize client investment performance, risk mitigation, and/or tax minimization. The Company does not have title to the client accounts to which it oversees.

(2)                     Summary of Significant Accounting Policies

(a)                      Principles of Consolidation

The consolidated financial statements include the accounts of PHI and PI. All intercompany accounts and transactions have been eliminated in consolidation.

(b)                      Basis of Presentation

The consolidated financial statements have been prepared on the accrual basis, in conformity with accounting principles generally accepted in the United States of America (GAAP).

The accompanying unaudited condensed consolidated financial statements of the Company as of June 30, 2014 and for the six months ended June 30, 2014 and 2013 have not been audited by an independent accounting firm. These unaudited condensed consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements for the year ended December 31, 2013 and reflect all normal recurring adjustments, which are, in the opinion of management, necessary to present fairly the Company’s financial position as of June 30, 2014 and the results of operations, equity, and cash flows for the periods presented herein. The results of operations for the six months ended June 30, 2014 and 2013 are not necessarily indicative of the operating results to be expected for other interim periods or for the full fiscal year.

These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2013.

(Continued)

PLACEMARK HOLDINGS, INC.
AND SUBSIDIARY

Notes to Unaudited Condensed Consolidated Financial Statements

Six Months ended June 30, 2014 and 2013

(c)                       Cash and Equivalents

For financial reporting purposes, the Company considers all certificates of deposit, short-term investments, and debt instruments with original maturities of three months or less to be cash equivalents. Cash equivalents at June 30, 2014 totaled $1,032,042.

(d)                      Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense was $89,668 and $70,257 for the six months ended June 30, 2014 and 2013, respectively. Advertising and marketing expenses include costs of advertising and public relations.

(3)                     Related-Party Transactions

During the six months ended June 30, 2014 and 2013, the Company earned net revenue of $1,558,765 and $1,274,718, respectively, from clients represented by a program sponsor that is a subsidiary of a bank that owns approximately 16% of outstanding shares of the Company on an as converted, fully-diluted basis.

Related-party receivables are not material to the consolidated financial statements and are included in accounts receivable.

(4)                    Income Taxes

The Company’s effective income tax rate in 2013 and 2014 differed from the federal statutory rate of 34% due primarily to the utilization of net operating losses.

(5)                     Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

The Company received 65% and 71% of its 2014 and 2013 revenue, respectively, from customers represented by three program sponsors.

(Continued)

PLACEMARK HOLDINGS, INC.
AND SUBSIDIARY

Notes to Unaudited Condensed Consolidated Financial Statements

Six Months ended June 30, 2014 and 2013

The Company collects fees from all but two program sponsors in advance of each quarterly billing period based on customer assets under management valued on the last business day of the prior quarter. The customers represented by the other two sponsor programs, one of which represented approximately 34% and 39 % of 2014 and 2013 revenue, respectively, are billed in arrears resulting in an accounts receivable balance at the end of each billing period. As of June 30, 2014, 82% of the Company’s accounts receivable were from this one program sponsor.

(6)                     Supplemental Cash Flow Disclosure

	2014	2013
Cash paid during the period for interest	$225	225

Cash paid during the period for income taxes	$27,500	42,988

(7)                     Net Advisory Fees

The Company reports revenue net of contracted payments to money managers. Following is a summary of the gross advisory fees and contracted payments to money managers for the six months ended June 30:

	2014	2013
Gross advisory fees	$22,193,156	14,776,056
Contracted payments to money managers	11,074,735	6,538,592
Net revenue	$11,118,421	8,237,464

(8)                     Subsequent Events

On June 30, 2014, the Company entered into a definitive agreement to be acquired by Envestnet, Inc., a publicly traded company, for $66 million in cash. The sale, which involved 100% of the Company’s capital stock closed on October 1, 2014.

(Continued)